Exhibit 10.2

December 28, 2010

To:

Lion Lam Diamond Corporation

14520 Memorial Drive, suite M206

Houston, Texas 77079

Dear Board of Director:

Our Company is pleased to supply EGL certified diamonds to your firm on these terms and conditions:

(a) There is no minimum order requirements from your firm.

(b) We can offer any EGL certified diamonds based on 55%-65% off Rapaport Price sheet.

(c) All EGL certified diamonds are subject to availability and prior sales.

(d) The payment will be made by wire transfer .

(e) Any stone that we be sent could be returned within 2 weeks for a full refund.

Thank you for choosing our firm as your supplier of fine diamonds.

Sincerely,

/s/ Adi Danous

2050 N Stemmons Frwy # 7537 Dallas TX 75207       ad.diams@gmail.com